UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2009

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666

(Registrant’s telephone number including area code)

1924 Pearman Dairy Road, Anderson, South Carolina

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2009, Hampshire Group, Limited (the “Company”) issued a press release (the “Press Release”) announcing certain appointments and departures of certain officers, as well as the election of a new director to its board of directors (the “Board”). The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Appointment of Howard L. Zwilling as President of the Company’s Women’s Division

On July 29, 2009, the Company named Howard L. Zwilling as President of its women’s division, which consists of its Hampshire Designers and Item Eyes businesses.

Mr. Zwilling, age 54, joins the Company with more than 30 years of operational and merchandising expertise in the retail industry, including former leadership roles at Jones Apparel Group, McNaughton Apparel Group and Miss Erika Inc. From 2006 through 2007, Mr. Zwilling served as Group Chief Executive Officer of Jones Apparel Group’s Moderate Apparel group. From 2001 through 2006, Mr. Zwilling served as Chief Executive Officer of Jones Apparel Group’s Moderate Casual Sportswear group. During his time at Jones Apparel Group, Mr. Zwilling maintained full operating responsibility for the Miss Erika and Pappagallo brands, as well as such other brands as Joneswear, Joneswear Studio, Evan Picone, Bandolino, Norton McNaughton, Nine & Company and Rena Rowan. Previously, Mr. Zwilling held various positions at McNaughton Apparel Group, including President and Chief Executive Officer of Miss Erika Inc. from 1997 through 2001. He began his career at Abraham & Straus.

Mr. Zwilling's employment agreement provides for a compensation package which includes a base salary, participation in annual bonus and incentive plans, and participation in the Company's employee benefits plans generally.   Mr. Zwilling’s employment may be terminated by the Company at any time for any reason.  If the Company terminates Mr. Zwilling for any reason other than for cause, the Company is obligated to pay Mr. Zwilling severance in an amount equal to six months of Mr. Zwilling’s then annual base salary, less appropriate withholdings and deductions required by law. Further, Mr. Zwilling has agreed that during the term of his employment and for one year thereafter, Mr. Zwilling will not encourage, solicit or induce any employee, client or customer of the Company to terminate or alter such person’s relationship with the Company.

Departure of Richard A. Mandell from Positions of Chief Executive Officer and President

Richard A. Mandell resigned from the positions of Chief Executive Officer and President on July 29, 2009.  Mr. Mandell remains a member of the Board.

Appointment of Heath L. Golden as Chief Executive Officer and President and Election to Board

Heath L. Golden, who had been serving as Executive Vice President and Chief Operating Officer of the Company, was appointed Chief Executive Officer and President on July 29, 2009. Mr. Golden, age 34, joined the Company as Vice President of Business Development and Assistant Secretary in August 2005. In May 2006 he assumed the additional position of General Counsel and in June 2006 he also assumed the role of Vice President of Administration and Secretary. Mr. Golden assumed the roles of Executive Vice President and Chief Operating Officer in April 2009. Prior to joining the Company, Mr. Golden was an attorney with Willkie Farr & Gallagher LLP.

Mr. Golden’s employment agreement, which was entered into on April 3, 2007 and attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 5, 2007, is still in effect. Mr. Golden’s annual salary has been increased to $350,000.

Also on July 29, 2009, Mr. Golden was elected to the Board.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press release, dated July 29, 2009, issued by Hampshire Group, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By    /s/ Heath Golden
Name: Heath L. Golden

Title: Chief Executive Officer and President

Dated: August 3, 2009